POWER OF ATTORNEY

CLIPPER FUND, INC.

and

CLIPPER FUNDS TRUST

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Kenneth Eich and Ryan Charles, and each of them, as the undersigned’s attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any registration statement or post-effective amendments to the registration statement under the Securities Act of 1933 and/or the Investment Company Act of 1940, whether on Form N-1A, N-14, or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and all other applicable state or federal regulatory authorities. Each of the undersigned hereby ratifies and confirms all that each of the forenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.

By:	/s/ Lawrence Harris	Date:	December 13, 2013
Lawrence E. Harris
Chairman of the Board of Directors

OFFICERS

	/s/ Kenneth Eich	Date:	December 13, 2013
Kenneth Eich
Principal Executive Officer

	/s/ Douglas Haines	Date:	December 13, 2013
Douglas Haines
Principal Financial Officer

DIRECTOR:

	/s/ Lawrence Harris	Date:	December 13, 2013
Lawrence E. Harris

	/s/ Steven Kearsley	Date:	December 13, 2013
Steven N. Kearsley

	/s/ Lawrence McNamee	Date:	December 13, 2013
Lawrence P. McNamee